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                                                                    EXHIBIT 99.4





                                 August 7, 2001



Jack Chen
c/o StarMedia Network, Inc.
75 Varick Street
New York, NY 10013


      Re:  SEPARATION AGREEMENT INCLUDING A GENERAL RELEASE

Dear Jack:

      This letter sets forth the terms of our agreement (this "Agreement") with respect to your separation from employment with StarMedia Network, Inc. and its subsidiaries (collectively, "StarMedia"), and the end of your tenure as President and Vice Chairman of the Board of StarMedia.

      1. Your final date of employment with StarMedia will be August 7, 2001 (the "Separation Date"). As of the Separation Date, except as specifically provided in this Agreement, all compensation, including bonuses, and all other benefits and perquisites of employment with StarMedia, including the vesting of Stock Options pursuant to the 1997, 1998 and 2000 StarMedia Stock Option Plans, will cease. As of the Separation Date, all of StarMedia's and your obligations, except as otherwise provided Agreement, under the Employment Agreement dated as of December 28, 2000 (the "Employment Agreement"), between you and StarMedia, will cease.

      If the terms of this Agreement are accepted by you and if you return a fully executed original of this Agreement as described below you will be entitled to the following:

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      (a)   You will resign from your position as Vice Chairman of the Board of Directors of StarMedia effective as of the Separation Date.
            On or before the Separation Date, StarMedia will pay you any unpaid salary through the Separation Date and all reasonable unpaid expenses incurred by you in connection with service to the Company on or prior to the Separation Date. You will resign as a member of the Board of Directors on or before December 31, 2001. StarMedia will pay any and all reasonable expenses incurred by you in connection with your service as a Director of the Company. You will not receive any additional remuneration for service in that capacity.

      (b) Until December 31, 2001, StarMedia will provide to you limited and reasonable administrative support from the staff of StarMedia and maintain for you an e-mail account on StarMedia's server and voicemail at your former extension which will contain an outgoing message mutually acceptable to you and StarMedia. However, after the Separation Date you will not be entitled to maintain an office at StarMedia.

      (c) StarMedia will pay you, via wire transfer to an account designated by you, a one time payment in the amount of Six Hundred and Fifty-Thousand Dollars ($650,000.00), less taxes and other legally required withholding amounts on or before August 9, 2001. Payment will be deemed made on the date you receive it.

      (d) In addition, in the event that you elect COBRA coverage, for the initial eighteen (18) months of the period provided pursuant to COBRA, commencing on September 1, 2001 and ending February 28, 2003, StarMedia will pay the applicable COBRA premiums on your behalf (including your immediate family). As of March 1, 2003, you will be solely responsible for all applicable COBRA premiums. In addition, commencing on September 1, 2001 and ending February 28, 2003, StarMedia will pay all applicable premiums on your behalf (including your immediate family) to continue StarMedia's dental and vision coverage on the same terms as active employees of StarMedia. StarMedia reserves the right to alter and amend its benefit plans at any time. Your entitlement to COBRA continuation coverage paid for by StarMedia shall cease if comparable coverage is made available to you and your immediate family through your employment or your spouse's employment or if the COBRA continuation coverage ends sooner as provided in Section 4980(B) of the Internal Revenue Code of 1986, as amended. Likewise, your entitlement to continued dental or vision coverage shall cease if comparable dental or vision coverage is made available to you and your immediate family through your employment or your spouse's employment.

      (e) The Line of Credit provided pursuant to the letter agreement dated December 28, 2000 between you and StarMedia, as amended and restated by the letter

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            agreement dated January 31, 2001, will remain in full force and effect in accordance with its terms ("The Line of Credit").

      2.    You and StarMedia agree to the following General Release:

            (a) In return for the payments and other benefits described above as well as the mutual promises contained herein, you completely release StarMedia from all claims, other than the Excluded Claims as defined below, of any kind, known and unknown, which you may now have or have ever had against StarMedia, including claims for compensation, bonuses, severance pay, stock options, tax indemnity and all claims arising from your employment with StarMedia, whether based on contract, tort, statute, local or municipal ordinance, regulation or any comparable law in any jurisdiction ("Released Claims"). By way of example and not in limitation, the Released Claims shall include any claims arising under Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, and the New York Human Rights Law, as well as any claims asserting wrongful termination, breach of contract, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract, and defamation.

            As used in this paragraph (a), the term "Excluded Claims" means
(i) any and all claims for indemnification or insurance claims, including without limitation claims under any of StarMedia's directors and officers liability insurance policies, arising out of your service to StarMedia as an officer or director pursuant to Section VIII of the Amended and Restated Certificate of Incorporation and/or Section 21 of the Employment Agreement,
(ii) any claims under the Line of Credit and (iii) any and all claims arising on or after the Separation Date, including without limitation claims arising out of this Agreement. StarMedia reserves the right to amend and alter its directors and officers liability insurance policies at any time, but in no event shall StarMedia reduce the amount of such coverage for acts and omissions occurring prior to the Separation Date.

            (b) You represent that you have not filed or permitted to be filed on your behalf any claims, administrative proceedings or lawsuits against StarMedia, and you agree that you will not do so at any time in the future with respect to the subject matter of the Released Claims. Prior to December 31, 2001, you agree that you will not participate in or commence any election contest as defined in Rule 14-11 of Regulation 14A of the Securities and Exchange Act of 1934. If you violate this Agreement by instituting any such claims, proceedings or lawsuits, you agree to pay all costs and expenses incurred by StarMedia in defending against the claim, proceeding or lawsuit, including its reasonable attorneys' fees, disbursements and costs.

            (c) StarMedia completely releases you from any and all claims, causes of action, suits, proceedings, debts, accounts, accountings, demands, liabilities, acts, omissions, and all other controversies of every type, kind, nature, description and character whatsoever, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, and whether based upon facts now known or unknown, direct or derivative, in law, equity or bankruptcy, other than the

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StarMedia Excluded Claims, arising at any time on or prior to the Separation
Date (collectively, the "StarMedia Released Claims").

            As used in this paragraph (c), the term "StarMedia Excluded Claims" means any claims under the Line of Credit.

            (d) StarMedia represents that it has not filed or permitted to be filed on its behalf any claims, administrative proceedings or lawsuits against you, and it agrees that it will not do so at any time in the future with respect to the subject matter of the StarMedia Released Claims. If StarMedia violates this Agreement by instituting any such claims, proceedings or lawsuits, StarMedia agrees to pay all costs and expenses incurred by you in defending against the claim, proceeding or lawsuit, including your reasonable attorneys' fees, disbursements and costs.

      3. Other than as provided in this Agreement, you understand and agree that you are not entitled to any additional severance, loan forgiveness and tax indemnity from StarMedia as originally provided under any agreement with StarMedia.

      4.    You hereby represent and warrant to StarMedia that:

            (a) As of the Separation Date, you were and are the record and beneficial owner of the Collateral, as such term is defined in the Line of Credit, free and clear of all liens, charges, pledges, encumbrances, restrictions on rights to sell or vote, security interests or adverse claims of any kind (collectively, "Liens"), and you agree to deliver to StarMedia a stock certificate evidencing the Collateral within 30 days of the Separation Date.

            (b) You have the full legal capacity and unrestricted power to execute and deliver this Agreement, and to perform, your obligations hereunder. Your execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of law, any order of any court or other agency of government, or any provision of any indenture, agreement or other instrument to which you are a party or by which you or any of your properties or assets is bound or affected, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any Lien of any nature whatsoever upon any of your properties or assets.

            (c) There is no action, suit, investigation or proceeding pending or, to your knowledge, threatened against or affecting you before any court or arbitrator or any governmental body which in any manner relates to your ownership of the Collateral.

            (d) This Agreement has been duly executed and delivered by you and constitutes your legal, valid and binding obligation, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, reorganization, insolvency and similar laws, by moratorium laws from time to time in effect and by general equity principles.

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      5. In addition you have been granted options to purchase shares of
StarMedia common stock pursuant to the several Option Agreements listed on
Schedule I (collectively, the "Option Agreements"). You understand that as of the Separation Date, all vesting in all options of StarMedia under the Option Agreements will cease. You and StarMedia agree that the expiration date with respect to any and all vested stock options, including, without limitation, any stock options granted as "incentive stock options," is hereby amended to August 7, 2006 and that all such options may be exercised on or before such date. Any such exercise must be performed pursuant to the terms of the Option Agreement.

      6. You agree to refrain from any disparagement, criticism, defamation or slander, whether written or oral, direct or indirect (collectively, "Disparagement"), of or relating to StarMedia, its officers or employees. You further agree not to engage in any Disparagement to anyone regarding StarMedia or its technical abilities, product plans, market plans, state of development, costs, product performance, quality or reliability of its products, management, management style or management's abilities. Likewise, StarMedia, its officers and employees agree to refrain from any Disparagement to any party of you, including without limitation with respect to your management style or abilities, or any action taken or not taken by you during your term as President or Vice Chairman of StarMedia. StarMedia will make good faith reasonable efforts to discourage and will prohibit those officers, employees and agents that are aware of this Agreement from making any disparaging remarks. In addition, StarMedia will make good faith reasonable efforts to prevent and repair any Disparagement regarding such matters, engaged in by others, of which the directors or those officers that aware of this Agreement become aware.

      7. You and the Board of Directors agree to characterize your separation from employment as a resignation in order for you to pursue other interests. You and the Board of Directors will approve, in writing, language for any press release or public statement regarding your separation. Each Party may withhold such approval in its sole discretion.

      8. You understand and acknowledge that as of the Separation Date you are not authorized to represent StarMedia or to hold yourself out as an employee or representative of StarMedia. You further agree to refer all strategic inquiries regarding StarMedia to the Chairman of the Board and CEO of StarMedia.

      9. You represent that you have returned to StarMedia, all Company property (including without limitation, keys to all offices and facilities, employee handbooks, business cards, client files, corporate credit cards, telephone calling card, files, sales material) in your possession and you have not retained any reproductions of these items. You will be entitled to retain your laptop computer, desktop computer, Blackberry device and your two cellular telephones, so long as you arrange to have the Blackberry and cellular telephone accounts transferred to a personal account in your name and at your cost no later than September 1, 2001.

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      10. Appropriate members of StarMedia's legal and/or human resources departments will be given access to your desktop computer and laptop computer hard drives to conduct a review and removal of Company information contained on the hard drives. StarMedia will have the right to erase any confidential information contained on such hard drives and will work with you to establish a mutually acceptable review process. StarMedia agrees that the review process will be completed by August 8, 2001.

      11. You agree that you will make good faith reasonable efforts to cooperate with StarMedia and its counsel (internal and external) in connection with any matter with which you were involved while employed by StarMedia or of which you have knowledge by providing information, answering questions, or appearing as a witness, and that you will make good faith reasonable efforts to cooperate in connection with any administrative proceeding or litigation relating to any matter in which you were involved or about which you have knowledge as a result of your employment with StarMedia. StarMedia agrees that it will pay your reasonable expenses incurred in connection with such cooperation, including reasonable attorney's fees. In addition to the foregoing, StarMedia will pay you a per diem of $800 per day.

      12.   You agree to the following restrictive covenants:

            (a) From the Separation Date until [information has been omitted and filed separately with the Securities and Exchange Commission in connection with a request for confidential treatment] (the "Restricted Period"), you agree that you will not, directly or indirectly, as an employee, employer, consultant, agent, principal, partner, manager, stockholder, officer, director, or in any other individual or representative capacity, engage or participate in the ownership, management, operation or control of any Restricted Enterprise, provided that in no event shall ownership of less than four (4) percent of the outstanding equity securities of any issuer whose securities are registered on a national securities exchange be prohibited under this Section 5(a).

            "Restricted Enterprise" shall mean [information has been omitted and filed separately with the Securities and Exchange Commission in connection with a request for confidential treatment].

            (b) During the Restricted Period, you agree that you will not, directly or indirectly, solicit for employment [information has been omitted and filed separately with the Securities and Exchange Commission in connection with a request for confidential treatment].

             In the event that you hire or employ any such person during the Restricted Period (without soliciting such person in violation of this foregoing restriction), you shall pay to StarMedia $75,000, which amount represents the cost of replacing such person.

            (c) During the Restricted Period, you shall not solicit or take away for the benefit of any Restricted Enterprise, any person or entity which, as of the Separation Date, was a customer of StarMedia or was in negotiations to become a customer of StarMedia.

            (d) If any of the restrictions contained in this Section shall be deemed by any

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applicable court to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the parties agree that such court shall modify such restriction, only to the extent necessary to render it enforceable and, in its reduced form, such restrictions shall then be enforced, and in its reduced form this Section shall be enforceable in the manner contemplated hereby.

      13. Any and all inventions, creations, ideas, improvements and software of any nature whatsoever, whether or not patentable, and developed by the you in connection with your activities and employment with StarMedia will always be the property of StarMedia

      14. (a) You understand and agree that this Agreement shall be maintained by you in strict confidence, and that you shall not disclose this Agreement or any of its terms to any other person unless required by law. You represent that you have not disclosed the terms of this Agreement or the negotiations leading up to this Agreement to anyone other than Fernando Espuelas, his tax advisors and attorneys, and your tax advisors and attorneys.

            (b) StarMedia understands and agrees that this Agreement shall be maintained by it in strict confidence, and that it shall not disclose, nor permit its officers, directors or employees to disclose, this Agreement or any of its terms to any other person unless required by law. StarMedia represents that neither it, nor its officers, directors or employees have disclosed the terms of this Agreement or the negotiations leading up to this Agreement to any one other than its professional advisors and Fernando Espuelas.

      15. (a) You acknowledge that your promise not to disclose confidential and proprietary information belonging to StarMedia and your promise not to disclose the terms of this Agreement are material terms of the Agreement without which StarMedia would not provide the payments and benefits discussed in this Agreement. . In addition to any other remedy available to StarMedia, in the event that you file a lawsuit or administrative charge relating to any claim released by you in this Agreement, or if you disclose confidential or proprietary information or disclose the terms of the Agreement, you will pay to StarMedia liquidated damages in the amount of $25,000.

            (b) StarMedia acknowledges that its promise not to disclose and to cause its officers, directors and employees not to disclose the terms of this Agreement are material terms of the Agreement without which you would not agree to the termination of the Employment Agreement. In addition to any other remedy available to you, in the event that StarMedia files a lawsuit or administrative charge relating to any claim released by it in this Agreement, or if StarMedia discloses or permits its officers, directors or employees to disclose the terms of the Agreement, StarMedia will pay to you liquidated damages in the amount of $25,000.

      16. This Agreement shall be governed by the laws of the State of New York, without regard for its conflict of laws principles.

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      17.   You and StarMedia mutually agree that any controversy or claim arising out of or relating to this Agreement or its breach, or any other dispute between the parties arising from or related to your employment or position as Vice Chairman of the Board of StarMedia, shall be submitted to be resolved by arbitration. The claims covered by this Agreement ("Arbitrable Claims") include, but are not limited to, claims for any compensation including stock or stock options or severance; claims for breach of any contract (including this Agreement) or covenant (express or implied); tort claims; claims for discrimination (including, but not limited to, race, sex, religion, national origin, age, marital status, medical condition, or disability); claims for benefits (except where an employee benefit or pension plan specifies that its claims procedure shall culminate in an arbitration procedure different from this one); and claims for violation of any federal, state, or other law, statute, regulation, or ordinance. The parties hereby waive any rights they may have to trial by jury in regard to Arbitrable Claims. A judgment may be entered on the arbitrator's award in any court having jurisdiction.

      Arbitration under this Agreement shall be the exclusive remedy for all Arbitrable Claims. You and StarMedia agree that arbitration shall be held in or near New York, New York and shall be in accordance with the then-current Employment Dispute Resolution Rules of the American Arbitration Association, before an arbitrator licensed to practice law in the State of New York. The arbitrator shall have authority to award or grant both legal, equitable, and declaratory relief. Such arbitration shall be final and binding on the parties. The Federal Arbitration Act shall govern the interpretation and enforcement of this section pertaining to Alternative Dispute Resolution.

      18. You and StarMedia also agree that this letter contains all of our agreements and understandings, and fully supersedes any prior agreements or understandings that we may have had regarding the subject matter of this Agreement; provided that, notwithstanding any provision to the contrary, the Letter of Credit shall remain in full force and effect in accordance with its terms as in effect on the date hereof.

      19. You acknowledge you have been represented by counsel throughout the negotiation and drafting of this Agreement, and that you have chosen to enter into this Agreement and based upon your own judgment and not in reliance upon any promises made by StarMedia other than those contained in this Agreement.

      If this letter comports with your understanding of our agreement, please sign on the line provided below and return the original by hand delivery.

                                    Sincerely,

                                    /s/ Enrique Narciso
                                    -------------------------------
                                    Enrique Narciso
                                    Chief Executive Officer

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                                    /s/ Fernando Espuelas
                                    --------------------------------
                                    Fernando Espuelas
                                    Chairman of the Board of Directors

      I have read and understand the Agreement above and agree to be bound by its terms and conditions.



/s/ Jack Chen                                    Dated: Aug. 7, 2001
---------------------                                   ------------
Jack Chen